Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 129 to Registration Statement No. 33-4959 on Form N-1A of our report dated December 19, 2019, relating to the financial statements and financial highlights of Alger Capital Appreciation Fund, Alger 25 Fund, Alger 35 Fund, Alger Growth & Income Fund, Alger Mid Cap Growth Fund, Alger Mid Cap Focus Fund, Alger Weatherbie Specialized Growth Fund (formerly Alger SMid Cap Focus Fund), Alger Small Cap Growth Fund, Alger Small Cap Focus Fund, Alger International Focus Fund, and Alger Health Sciences Fund, each a series of The Alger Funds (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended October 31, 2019, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

February 24, 2020